Exhibit 23.3

Consent of National Capital LLC

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement on Form S-4 of The First Bancshares, Inc., Registration No. 333-195343, of our fairness opinion dated April 13, 2014.

We also consent to the reference to our firm under the caption "Experts" and in such Prospectus.

/s/ National Capital, L.L.C.

April 29, 2014